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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 8, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of MCN Energy Group, Inc. (formerly MCN Corporation) for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Detroit, Michigan

February 5, 1997